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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported:) January 13, 1997


                         Commission File Number 0-28840


                     INFORMATION MANAGEMENT RESOURCES, INC.
             (Exact Name of Registrant as Specified in its Charter)



          FLORIDA                                      59-2911475
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)



                          26750 U.S. HIGHWAY 19 NORTH
                                   SUITE 500
                           CLEARWATER, FLORIDA  34621
              (Address of Principal Executive Office and Zip Code)


                                 (813) 797-7080
              (Registrant's Telephone Number, Including Area Code)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------


Pursuant to an Agreement signed January 13, 1997 (effective January 8, 1997), the Company has agreed to acquire 100% of the outstanding shares of Link Group Holdings Limited ("Link"), a U.K. software services provider, from its two owners, Philip and Sheila Shiperlee (collectively referred to as "Sellers"). Philip Shiperlee serves as a Director of Information Management Resources, Inc.
("IMR").   The purchase price to be paid at closing consists of (a)
(Pounds)1,250,000 (approximately $2.1 million) in cash (b) (Pounds)1,000,000 (approximately $1.7 million) non-interest bearing note payable due twelve months from the date of closing and (c) unregistered shares of IMR's common stock with a value of (Pounds)1,000,000 (approximately $1.7 million) on the date of closing. The Company anticipates the closing will be held by February 7, 1997. The purchase price was determined through negotiations between the Company and the Sellers. Cash at closing will be paid out of the Company's working capital. The Link acquisition will be accounted for as a purchase pursuant to APB No. 16, "Business Combinations" and resulting goodwill will be amortized over a 7-year period. A more detailed description of the transaction is contained in the Agreement filed as Exhibit 2.1 and hereby incorporated by reference.


In addition, the Company has entered into an agreement with Satish K. Sanan and his spouse to acquire 10.5% of Information Management Resources (UK) Ltd. ("IMR-
UK") for $520,000 in cash.   Mr. Sanan is IMR's largest shareholder, Director,
Chief Executive Officer and President.   The purchase price was determined
through negotiations between the Company and Mr. and Mrs. Sanan. The Company anticipates the closing will be held by February 7, 1997. Cash at closing will
be paid out of the Company's working capital.   The acquisition from IMR's
largest shareholder will be accounted for as a reduction of equity. A more detailed description of the transaction is contained in the Share Purchase Agreement filed as Exhibit 2.2 and hereby incorporated by reference.


Prior to the above acquisitions, the Company owned 39.5% of "IMR-UK" and "Link" owned 50.0% of "IMR-UK". After the above acquisitions, the Company will effectively own 100% of both "Link" and "IMR-UK".

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ITEM 7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.
          -------------------------------------



       (a) Financial Statements of Businesses Acquired. Not required pursuant to Rule 3.05(b) of Regulation S-X.


       (b) Pro Forma Financial Information. Not required pursuant to Rule 3.05(b) of Regulation S-X.


       (c)  Exhibits:
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            Number                    Description
            ------                    -----------

             2.1 Agreement - Acquisition of Link Group Holdings Limited dated January 13, 1997 for the acquisition of "Link" between Information Management Resources, Inc. (Buyer) and Philip and Sheila Shiperlee (Sellers).

             2.2 Share Purchase Agreement dated January 13, 1997 for the acquisition of 10.5% of "IMR-UK" between Information Management Resources, Inc. (Buyer) and Satish and Anne Sanan (Sellers).



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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    INFORMATION MANAGEMENT RESOURCES, INC.


Date:  January 27, 1997         /s/  Satish K. Sanan
      --------------------     ------------------------------
                               Satish K. Sanan
                               Chief Executive Officer

Date:  January 27, 1997        /s/ Michael J. Dean
      ---------------------    ------------------------------
                               Michael J. Dean
                               Chief Financial Officer